UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2009

Brigham Exploration Company
 (Exact name of registrant as specified in its charter)

Delaware	001-34224	75-2692967
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Bridgepoint Parkway Building Two, Suite 500 Austin, Texas	78730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 427-3300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e). Compensatory Arrangements of Certain Officers.

We previously reported that on April 22, 2009, the Compensation Committee of the Board of Directors granted 50,500 shares of restricted stock to our named executive officers. We subsequently determined that the aggregate amount of these shares exceeded the amount of shares of common stock authorized under our 1997 Incentive Plan and such excess grants were void. The following table details the correct number of shares granted to our named executive officers.

		Restricted Stock
Name	Principal Position	Granted (# of Shares)	Dollar Value (a)
Ben M. Brigham	Chief Executive Officer,	7,125	$15,532.50
	President and Chairman
	of the Board
Eugene B. Shepherd, Jr.	Executive Vice President	4,750	$10,355.00
	and Chief Financial
	Officer
David T. Brigham	Executive Vice President	4,038	$8,802.84
	– Land and
	Administration and
	Director
Jeffrey E. Larson	Executive Vice President	4,038	$8,802.84
	– Exploration
A. Lance Langford	Executive Vice President	4,038	$8,802.84
	– Operations

(a)	Based on the closing market price of $2.18 on April 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHAM EXPLORATION COMPANY

Date: May 1, 2009

By: /s/ EUGENE B. SHEPHERD, JR.
Eugene B. Shepherd, Jr.
Executive Vice President & Chief Financial Officer